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                                                                     EXHIBIT 5.1

                                 March 23, 1998


ABM Industries, Inc.
50 Fremont Street, 26th Floor
San Francisco, CA 94105-2230

         Re: ABM Industries Incorporated Registration Statement on Form S-8/ Long-Term Senior Executive Stock Option Plan

Ladies and Gentlemen:

                  At your request, I am rendering this opinion in connection with the proposed issuance pursuant to the ABM Industries Incorporated Long-Term Senior Executive Stock Option Plan (the "Plan"), of up to 1,500,000 shares of common stock, $0.01 par value ("Common Stock"), of ABM Industries Incorporated, a Delaware corporation (the "Company").

                  I have examined instruments, documents, and records which I deemed relevant and necessary for the basis of my opinion hereinafter expressed. In such examination, I have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to me as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates I have reviewed.

                  Based on such examination, I am of the opinion that the 1,500,000 shares of Common Stock to be issued by the Company pursuant to the Plan are validly authorized shares of Common Stock and, when issued in accordance with the provisions of the Plan, will be legally issued, fully paid and nonassessable.

                  I hereby consent to the filing of this opinion as an exhibit to this Registration Statement on Form S-8 and to the use of our name whenever it appears in said Registration Statement. In giving such consent, I do not consider that I am an "expert" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                                     Very truly yours,



                                                     /s/  Harry H. Kahn



                                                     Harry H. Kahn


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